Exhibit 99.1

Personalis Reports First Quarter 2021 Financial Results

MENLO PARK, Calif. – May 5, 2021 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for population sequencing and cancer, today reported financial results for the first quarter ended March 31, 2021.

First Quarter Highlights

•	Record quarterly revenue of $20.9 million in the first quarter of 2021 compared with $19.2 million in the first quarter of 2020, a 9% increase

•	Revenue of $7.7 million from biopharma and all other customers, excluding VA MVP, in the first quarter of 2021 compared with $4.4 million in the first quarter of 2020, a 74% increase

•	Announced a collaboration with Natera in the field of personalized oncology; Personalis to provide the exome sequence data for Natera to pair with their personalized ctDNA platform, SignateraTM

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Announced a collaboration with MapKure, LLC, a company jointly owned by BeiGene, Ltd. and SpringWorks Therapeutics, Inc., LLC for use of the NeXT PlatformTM for clinical trials and companion diagnostic development

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Added approximately $162 million of cash to balance sheet from public offering of common stock financing in the first quarter of 2021; ended the quarter with cash, cash equivalents, and short-term investments of $353.4 million as of March 31, 2021

“I’m proud to say that we were able to report record revenue once again this quarter and achieved our nineteenth consecutive quarter of growth, as we converted an increasing number of orders into revenue.  Biopharma and all other customer revenue grew 74% year-over-year, and orders from customers exceeded revenues reported once again this quarter,” said John West, Chief Executive Officer. “Recently, we announced a partnership with Natera in the field of personalized oncology, and a companion diagnostics collaboration with MapKure.  Both collaborations further validate our NeXT platform as a leading front end tissue-sequencing platform, capable of detecting cancer cell mutations that conventional exome tests often miss.  Our tissue offering complements our whole exome liquid biopsy product that we launched in August 2020 and NeXT Personal, our Minimal Residual Disease (MRD) offering that we expect to launch in 2021, providing Personalis with access to three distinct revenue opportunities in the rapidly growing cancer monitoring market.”

First Quarter 2021 Financial Results

Revenues were $20.9 million in the three months ended March 31, 2021, up 9% from $19.2 million in the same period of the prior year.

Gross margin was 35.6% in the three months ended March 31, 2021, compared with 21.1% in the same period of the prior year.

Operating expenses were $19.9 million in the three months ended March 31, 2021, compared with $13.7 million in the same period of the prior year.

Net loss was $12.4 million in the three months ended March 31, 2021 and net loss per share was $0.29 based on a weighted-average basic and diluted share count of 42.3 million, compared with a net loss of $9.1 million and a net loss per share of $0.29 on a weighted-average basic and diluted share count of 31.3 million in the same period of the prior year.

Business Outlook

Personalis expects the following for the second quarter of 2021:

•	Total Company revenues to be approximately $21.3 million

•	Revenues from biopharma and all other customers, excluding VA MVP, to be in the range of $7.3 million to $7.7 million

•	Net Loss to be in the range of $16 million to $17 million; estimated outstanding shares of 43 million

Personalis expects the following for the full year of 2021:

•	Total Company revenues to be approximately $85 million

•	Revenues from biopharma and all other customers, excluding VA MVP, to be in the range of $30 million to $32 million

•	Net Loss to be in the range of $70 million to $75 million; estimated outstanding shares of 44 million

Webcast and Conference Call Information

Personalis will host a conference call to discuss the first quarter 2021 financial results after market close on Wednesday, May 5, 2021 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using the conference ID: 6587766. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a leader in population sequencing and cancer genomics, with a focus on data, scale, efficiency and quality. Personalis operates one of the largest sequencing operations globally and is currently the sole sequencing provider to the VA MVP. In oncology, Personalis is transforming the development of next-generation therapies by providing more comprehensive molecular data about each patient’s cancer and immune response. The Personalis® ImmunoID NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers with information on all of the approximately 20,000 human genes, together with the immune system, from a single tissue or blood sample. The Personalis Clinical Laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit www.personalis.com and follow Personalis on Twitter (@PersonalisInc).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “estimate,” “expect,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  These statements include, but are not limited to, statements regarding the company’s expectations for revenues and net loss for the second quarter and full year of 2021.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers, including from the U.S. Department of Veterans Affairs Million Veteran Program, which was the company’s largest customer in 2018, 2019, and 2020; the launch of new products and new product features, such as NeXT Personal; the market adoption of offerings launched in 2020, such as Personalis’ whole exome liquid biopsy product; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter over quarter and year over year; whether orders for the NeXT Platform and revenues from biopharmaceutical customers increase in future periods; the success of Personalis’ collaborations, and including those with Natera and the MapKure; the success of the company’s international expansion plans; the evolution of cancer therapies and market adoption of the company’s services; the company’s expectations regarding future performance; and the ongoing COVID-19 pandemic, which may significantly impact the company’s business and operations and the business and operations of our customers and suppliers.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended March 31, 2021 that will be filed after this earnings release, and risk factors included within the  Annual Report on Form 10-K filed on February 25, 2021.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Havlek

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenues	$20,881	$19,161
Costs and expenses
Costs of revenues	13,454	15,122
Research and development	9,496	6,390
Selling, general and administrative	10,421	7,274
Total costs and expenses	33,371	28,786
Loss from operations	(12,490)	(9,625)
Interest income	95	510
Interest expense	—	(2)
Other income (expense), net	(12)	8
Loss before income taxes	(12,407)	(9,109)
Provision for (benefit from) income taxes	(3)	30
Net loss	$(12,404)	$(9,139)
Net loss per share, basic and diluted	$(0.29)	$(0.29)
Weighted-average shares outstanding, basic and diluted	42,265,596	31,345,029

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020
VA MVP	$13,210	$14,756
All other customers	7,671	4,405
Total	$20,881	$19,161

PERSONALIS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share and per share data)

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$137,089	$68,525
Short-term investments	216,340	134,765
Accounts receivable, net	8,053	6,349
Inventory and other deferred costs	5,579	5,639
Prepaid expenses and other current assets	5,607	5,441
Total current assets	372,668	220,719
Property and equipment, net	11,152	11,834
Operating lease right-of-use assets	9,899	10,271
Other long-term assets	1,787	2,018
Total assets	$395,506	$244,842
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,522	$8,301
Accrued and other current liabilities	13,805	11,301
Contract liabilities	18,237	21,034
Total current liabilities	38,564	40,636
Long-term operating lease liabilities	8,162	8,541
Other long-term liabilities	360	720
Total liabilities	47,086	49,897
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 43,798,661 and 39,105,548 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	4	4
Additional paid-in capital	542,694	376,788
Accumulated other comprehensive income (loss)	(5)	22
Accumulated deficit	(194,273)	(181,869)
Total stockholders’ equity	348,420	194,945
Total liabilities and stockholders’ equity	$395,506	$244,842